EXHIBIT 99.1

Huron Consulting Group
Deferred Compensation Plan
Master Plan Document

Effective July 1, 2006

Copyright © 2006
By Clark Consulting, Inc.
All Rights Reserved

Huron Consulting Group
Deferred Compensation Plan
Master Plan Document

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Huron Consulting Group
Deferred Compensation Plan
Master Plan Document

8.1	Death Benefit	16
8.2	Payment of Death Benefit	16
ARTICLE 9	Beneficiary Designation	17
9.1	Beneficiary	17
9.2	Beneficiary Designation; Change; Spousal Consent	17
9.3	Acknowledgement	17
9.4	No Beneficiary Designation	17
9.5	Doubt as to Beneficiary	17
9.6	Discharge of Obligations	17
ARTICLE 10	Leave of Absence	17
10.1	Paid Leave of Absence	17
10.2	Unpaid Leave of Absence	18
10.3	Leaves Resulting in Separation from Service	18
ARTICLE 11	Termination of Plan, Amendment or Modification	18
11.1	Termination of Plan	18
11.2	Amendment	19
11.3	Plan Agreement	19
11.4	Effect of Payment	19
ARTICLE 12	Administration	19
12.1	Committee Duties	19
12.2	Administration Upon Change In Control	20
12.3	Agents	20
12.4	Binding Effect of Decisions	20
12.5	Indemnity of Committee	20
12.6	Employer Information	20
ARTICLE 13	Other Benefits and Agreements	20
13.1	Coordination with Other Benefits	20
ARTICLE 14	Claims Procedures	21
14.1	Presentation of Claim	21
14.2	Notification of Decision	21
14.3	Review of a Denied Claim	21
14.4	Decision on Review	22
14.5	Legal Action	22

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Huron Consulting Group
Deferred Compensation Plan
Master Plan Document

ARTICLE 15	Trust	22
15.1	Establishment of the Trust	22
15.2	Interrelationship of the Plan and the Trust	22
15.3	Distributions From the Trust	23
ARTICLE 16	Miscellaneous	23
16.1	Status of Plan	23
16.2	Unsecured General Creditor	23
16.3	Employer’s Liability	23
16.4	Nonassignability	23
16.5	Not a Contract of Employment	23
16.6	Furnishing Information	24
16.7	Terms	24
16.8	Captions	24
16.9	Governing Law	24
16.10	Notice	24
16.11	Successors	24
16.12	Spouse’s Interest	24
16.13	Validity	24
16.14	Incompetent	25
16.15	Court Order	25
16.16	Distribution in the Event of Income Inclusion Under 409A	25
16.17	Deduction Limitation on Benefit Payments	25
16.18	Insurance	26

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Huron Consulting Group
Deferred Compensation Plan
Master Plan Document

HURON CONSULTING GROUP
DEFERRED COMPENSATION PLAN
Effective July 1, 2006

Purpose

The purpose of this Plan is to provide specified benefits to Directors and a select group of management or highly compensated Employees who are expected to contribute materially to the continued growth, development and future business success of Huron Consulting Group Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1
Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1
“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Company Contribution Account balance, and (iii) the Company Restoration Matching Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2
“Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary, Bonus and Director Fees that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year. In the event of a Participant’s Retirement, Disability, death or Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to the effective date of such event.

1.3
“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the Participant’s vested Account Balance shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion, and (ii) for remaining annual installments, the Participant’s vested Account Balance shall be calculated on or around the first business day of each Plan Year following the Plan Year in which the Participant’s first installment payment was distributed. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method for the Retirement Benefit, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.

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1.4
“Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, vested share awards, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.5
“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.6
“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.7
“Benefit Distribution Date” shall mean the date that triggers distribution of a Participant’s vested Account Balance. A Participant’s Benefit Distribution Date shall be determined upon the occurrence of any one of the following:

(a)	If the Participant Retires, his or her Benefit Distribution Date shall be:

(i)	the last day of the six-month period immediately following the date on which the Participant Retires if the Participant is a Key Employee, and

(ii)	for all other Participants, the date on which the Participant Retires;

(iii)
provided, however, in the event the Participant changes his or her Retirement Benefit election in accordance with Section 5.2(b), his or her Benefit Distribution Date shall be postponed in accordance with Section 5.2(b) or

(b)	If the Participant experiences a Termination of Employment, his or her Benefit Distribution Date shall be:

(i)	the last day of the six-month period immediately following the date on which the Participant experiences a Termination of Employment if the Participant is a Key Employee, and

(ii)	for all other Participants, the date on which the Participant experiences a Termination of Employment; or

(c)
The date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death, if the Participant dies prior to the complete distribution of his or her vested Account Balance; or

(d)	The date on which the Participant becomes Disabled.

1.8	“Board” shall mean the board of directors of the Company.

1.9
“Bonus” shall mean the amount of “Performance-Based Bonus” and “Non Performance-Based Bonus” compensation related to a Plan Year. For purposes of this Plan, “Performance-Based Bonus” and “Non Performance-Based Bonus” shall be defined as follows:

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(a)
“Performance-Based Bonus” shall mean any compensation attributable to a Plan Year, in addition to Base Salary, that is based on a performance period of at least twelve (12) months under any Employer’s annual bonus, cash incentive plan or other arrangement designated by the Committee, and the payment or amount of which is contingent on pre-established organizational or individual performance criteria, as determined by the Committee.

(b)
“Non Performance-Based Bonus” shall mean any compensation attributable to a Plan Year, in addition to Base Salary, that is earned under any Employer’s annual bonus, cash incentive plan or other arrangement designated by the Committee, and the payment or amount of which is not contingent on pre-established organizational or individual performance criteria, as determined by the Committee.

1.10	“Change in Control” shall mean any “change in control event” as defined in accordance with Code Section 409A and related Treasury guidance and Regulations.

1.11	“Claimant” shall have the meaning set forth in Section 14.1.

1.12	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.13	“Committee” shall mean the committee described in Article 12.

1.14	“Company” shall mean Huron Consulting Group Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.15
“Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited or debited to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.16	“Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.17
“Company Restoration Matching Account” shall mean (i) the sum of all of a Participant’s Company Restoration Matching Amounts, plus (ii) amounts credited or debited to the Participant’s Company Restoration Matching Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Restoration Matching Account.

1.18	“Company Restoration Matching Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.19	“Death Benefit” shall mean the benefit set forth in Article 8.

1.20
“Deferral Account” shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.21	“Director” shall mean any member of the board of directors of any Employer.

1.22	“Director Fees” shall mean the annual fees earned by a Director from any Employer, including retainer fees and meetings fees, as compensation for serving on the board of directors.

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1.23
“Disability” or “Disabled” shall mean: (i) with respect to a Participant who is not covered under an Employer’s disability insurance program, that such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; and (ii) with respect to a Participant who is covered under an Employer’s disability insurance program, that such Participant is by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under the Employer’s accident or health plan covering such Participant. For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration, or if determined to be disabled in accordance with the applicable disability insurance program of such Participant’s Employer, provided that the definition of “disability” applied under such disability insurance program complies with the requirements in the preceding sentence.

1.24	“Disability Benefit” shall mean the benefit set forth in Article 7.

1.25
“Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.26	“Employee” shall mean a person who is an employee of any Employer.

1.27
“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.28	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.29	“First Plan Year” shall mean the period beginning July 1, 2006 and ending December 31, 2006.

1.30
“401(k) Plan” shall mean, with respect to an Employer, a plan qualified under Code Section 401(a) that contains a cash or deferral arrangement described in Code Section 401(k), adopted by the Employer, as it may be amended from time to time, or any successor thereto.

1.31
“Key Employee” shall mean any Participant who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of an Employer whose stock is publicly traded on an established securities market or otherwise, as determined by the Committee based upon the 12-month period ending on each December 31st (such 12-month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Key Employees for purposes of the Plan during the 12-month period that begins on the first day of the 4th month following the close of such identification period.

1.32
“Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who submits an executed Plan Agreement, Election Form and Beneficiary Designation Form, which are accepted by the Committee, and (iii) whose Plan Agreement has not terminated.

1.33	“Plan” shall mean the Huron Consulting Group Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

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1.34
“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.35	“Plan Year” shall, except for the First Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.36
“Retirement”, “Retire(s)” or “Retire” shall mean, with respect to an Employee, separation from service with all Employers for any reason other than death or Disability, as determined in accordance with Code Section 409A and related Treasury guidance and Regulations, on or after the date on which such Participant’s age equals fifty-nine (59); and shall mean with respect to a Director who is not an Employee, separation from service as a Director with all Employers. If a Participant is both an Employee and a Director, Retirement shall not occur until he or she Retires as both an Employee and a Director.

1.37	“Retirement Benefit” shall mean the benefit set forth in Article 5.

1.38	“Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

1.39
“Terminate the Plan”, “Termination of the Plan” shall mean, with respect to any Employer, a determination by an Employer’s board of directors that (i) all of its current Participants shall no longer be eligible to participate in the Plan, (ii) no new deferral elections for such Participants shall be permitted, and (iii) such Participants shall no longer be eligible to receive company contributions under this Plan.

1.40	“Termination Benefit” shall mean the benefit set forth in Article 6.

1.41
“Termination of Employment” shall mean the separation from service with all Employers, voluntarily or involun-tarily, for any reason other than Retirement, Disability or death, as determined in accordance with Code Section 409A and related Treasury guidance and Regulations. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held.

1.42	“Trust” shall mean one or more trusts established by the Company in accordance with Article 15.

1.43
“Unforeseeable Emergency” shall mean a severe financial hardship of the Participant or his or her Beneficiary resulting from (i) an illness or accident of the Participant or Beneficiary, the Participant’s or Beneficiary’s spouse, or the Participant’s or Beneficiary’s dependent (as defined in Code Section 152(a)), (ii) a loss of the Participant's or Beneficiary’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or the Participant’s Beneficiary, all as determined in the sole discretion of the Committee.

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ARTICLE 2
Selection, Enrollment, Eligibility

2.1
Selection by Committee. Participation in the Plan shall be limited to Directors and, as determined by the Committee in its sole discretion, a select group of management or highly compensated Employees. From that group, the Committee shall select, in its sole discretion, those individuals who may participate in this Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.

(a)
As a condition to participation, each Director or selected Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion, are necessary or desirable. With respect to the First Plan Year, or in the case of a Director or selected Employee who first becomes eligible to participate in this Plan after the first day of a Plan Year, each Director or selected Employee must complete these requirements within thirty (30) days of the date on which such Director or Employee becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee, in its sole discretion, in order to participate for that Plan Year. In such event, such person’s participation in this Plan shall not commence earlier than the date determined by the Committee pursuant to Section 2.2(b) and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary, Bonus and/or Director Fees that are paid with respect to services performed prior to his or her participation commencement date, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations. Except as specifically provided in this Section 2.2(a), with respect to any Plan Year after the First Plan Year, each Director or selected Employee must complete these requirements prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion.

(b)
Each Director or selected Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines, in its sole discretion, that the Director or Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period. Notwithstanding the foregoing, the Committee shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.

(c)
If a Director or an Employee fails to meet all requirements contained in this Section 2.2 within the period required, that Director or Employee shall not be eligible to participate in the Plan during such Plan Year.

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ARTICLE 3
Deferral Commitments/Company Contribution Amounts/
Company Restoration Matching Amounts/ Vesting/Crediting/Taxes

3.1	Minimum Deferrals.

(a)
Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus and/or Director Fees in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount for Each Deferral Source	Minimum Aggregate Deferral Amount
Base Salary	5%	$10,000 aggregate
Bonus: - Performance-Based Bonus	10%
- Non Performance-Based Bonus	10%
Director Fees	$0	$0

If the Committee determines, in its sole discretion, if as of the last day of the election period that a Participant has made an election for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero. If the Committee determines, in its sole discretion, at any time after the beginning of a Plan Year that a Participant has deferred less than the stated minimum amounts for that Plan Year, any amount credited to the Participant’s Account Balance as the Annual Deferral Amount for that Plan Year shall be distributed to the Participant within sixty (60) days after the last day of the Plan Year in which the Committee determination was made.

(b)
Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the First Plan Year, the minimum aggregate deferral amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

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3.2	Maximum Deferral.

(a)
Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus and/or Director Fees up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	75%
Bonus	100%
Director Fees	100%

(b)
Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the First Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date on which the Participant’s Plan Agreement and Election Form become effective, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations. For compensation that is earned based upon a specified performance period, the Participant’s deferral election will apply to the portion of such compensation that is equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.

3.3	Election to Defer; Effect of Election Form.

(a)
First Year of Plan Participation. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)
General Timing Rule for Deferral Elections in Subsequent Plan Years. For each succeeding Plan Year, a Participant may elect to defer Base Salary, Bonus and Director Fees, and make such other elections as the Committee deems necessary or desirable under the Plan by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the December 31st preceding the Plan Year in which such compensation is earned, or before such other deadline established by the Committee in accordance with the requirements of Code Section 409A and related Treasury guidance or Regulations. Any deferral election(s) made in accordance with this Section 3.3(b) for a Plan Year shall be irrevocable for that Plan Year; provided, however, that if the Committee requires Participants to make a deferral election for “performance-based compensation” by the deadline(s) described above, it may, in its sole discretion, and in accordance with Code Section 409A and related Treasury guidance or Regulations, permit a Participant to subsequently change his or her deferral election for such compensation by submitting an Election Form to the Committee no later than the deadline established by the Committee pursuant to Section 3.3(c) below.

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(c)
Performance-Based Compensation. Notwithstanding the foregoing, the Committee may determine that an irrevocable deferral election pertaining to “performance-based compensation” based on services performed over a period of at least twelve (12) months, may be made by timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period. “Performance-based compensation” shall be compensation, the payment or amount of which is contingent on pre-established organizational or individual performance criteria, which satisfies the requirements of Code Section 409A and related Treasury guidance or Regulations. In order to be eligible to make a deferral election for performance-based compensation, a Participant must perform services continuously from a date no later than the date upon which the performance criteria for such compensation are established through the date upon which the Participant makes a deferral election for such compensation. In no event shall an election to defer performance-based compensation be permitted after such compensation has become both substantially certain to be paid and readily ascertainable.

(d)
Compensation Subject to Risk of Forfeiture. With respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least twelve (12) months from the date the Participant obtains the legally binding right, the Committee may determine that an irrevocable deferral election for such compensation may be made by timely delivering an Election Form to the Committee in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

3.4
Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The Bonus and/or Director Fees portion of the Annual Deferral Amount shall be withheld at the time the Bonus and/or Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account as of the date such amounts would otherwise have been paid to the Participant.

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3.5	Company Contribution Amount.

(a)
For each Plan Year, an Employer may be required to credit amounts to a Participant’s Company Contribution Account in accordance with employment or other agreements entered into between the Participant and the Employer. Such amounts shall be credited on the date or dates prescribed by such agreements.

(b)
For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year. The Company Contribution Amount described in this Section 3.5(b), if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

3.6
Company Restoration Matching Amount. A Participant’s Company Restoration Matching Amount for any Plan Year shall be an amount determined by the Committee, in its sole discretion, to make up for certain limits applicable to the 401(k) Plan or other qualified plan for such Plan Year, as identified by the Committee, or for such other purposes as determined by the Committee in its sole discretion. The amount so credited to a Participant under this Plan for any Plan Year (i) may be smaller or larger than the amount credited to any other Participant, and (ii) may differ from the amount credited to such Participant in the preceding Plan Year. The Participant’s Company Restoration Matching Amount, if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion, but in no event later than April 1st of the Plan Year following the Plan Year to which the Company Restoration Matching Amount relates.

3.7
Crediting of Amounts after Benefit Distribution. Notwithstanding any provision in this Plan to the contrary, should the complete distribution of a Participant’s vested Account Balance occur prior to the date on which any portion of (i) the Annual Deferral Amount that a Participant has elected to defer in accordance with Section 3.3, (ii) the Company Contribution Amount, or (iii) the Company Restoration Matching Amount, would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall be paid to the Participant in a manner determined by the Committee, in its sole discretion.

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3.8	Vesting.

(a)	A Participant shall at all times be 100% vested in his or her Deferral Account.

(b)
A Participant shall be vested in his or her Company Contribution Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement or any other agreement entered into between the Participant and his or her Employer. If not addressed in such agreements, a Participant shall vest in his or her Company Contribution Account in accordance with the vesting schedule declared by the Committee in its sole discretion.

(c)
A Participant shall be 100% vested in each Company Restoration Matching Amount as of the date such amount is credited to the Participant’s Company Restoration Matching Account (as determined in accordance with Section 3.6). For purposes of clarification, in order to receive vesting credit for a Company Restoration Matching Amount, the Participant must remain in the continuous service of an Employer through the date on which such amount is actually credited to the Company Restoration Matching Account.

(d)
Notwithstanding anything to the contrary contained in this Section 3.8, in the event of a Change in Control, or upon a Participant’s Retirement, death while employed by an Employer, or Disability, a Participant’s Company Contribution Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

(e)
Notwithstanding subsection 3.8(d) above, the vesting schedule for a Participant’s Company Contribution Account shall not be accelerated upon a Change in Control to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective.

(f)
Section 3.8(e) shall not prevent the acceleration of the vesting schedule applicable to a Participant’s Company Contribution Account if such Participant is entitled to a “gross-up” payment, to eliminate the effect of the Code section 4999 excise tax, pursuant to his or her employment agreement or other agreement entered into between such Participant and the Employer.

3.9
Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)
Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. If a Measurement Fund is eliminated or discontinued, a Participant affected by such action will be permitted to amend his/her investment election(s).

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(b)
Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section may be added or deleted by such Participant; furthermore, the Committee, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.

(c)
Proportionate Allocation. In making any election described in Section 3.9(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(d)
Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)
No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.10	FICA and Other Taxes.

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(a)
Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary and/or Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes required to be withheld with respect to such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

(b)
Company Restoration Matching Account and Company Contribution Account. When a Participant becomes vested in a portion of his or her Company Restoration Matching Account and/or Company Contribution Account, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary and/or Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes required to be withheld with respect to such Company Restoration Matching Amount and/or Company Contribution Amount. If necessary, the Committee may reduce the vested portion of the Participant’s Company Restoration Matching Account or Company Contribution Account, as applicable, in order to comply with this Section 3.10.

(c)
Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all Federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4
Scheduled Distribution; Unforeseeable Emergencies

4.1
Scheduled Distribution. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a Scheduled Distribution, in the form of a lump sum payment, from the Plan with respect to all or a portion of the Annual Deferral Amount. The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, calculated as of the close of business on or around the date on which the Scheduled Distribution becomes payable, as determined by the Committee in its sole discretion. Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant (the “Scheduled Distribution Date”). The Plan Year designated by the Participant must be at least three (3) Plan Years after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates, unless otherwise provided on an Election Form approved by the Committee in its sole discretion. By way of example, if a Scheduled Distribution is elected for Annual Deferral Amounts that are earned in the Plan Year commencing January 1, 2007, the earliest Scheduled Distribution Date that may be designated by a Participant would be January 1, 2011, and the Scheduled Distribution would become payable during the sixty (60) day period commencing immediately after such Scheduled Distribution Date.

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4.2
Postponing Scheduled Distributions. A Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2. In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Committee in accordance with the following criteria:

(a)
Such Scheduled Distribution Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date;

(b)
The new Scheduled Distribution Date selected by the Participant must be the first day of a Plan Year, and must be at least five (5) years after the previously designated Scheduled Distribution Date; and

(c)	The election of the new Scheduled Distribution Date shall have no effect until at least twelve (12) months after the date on which the election is made.

4.3
Other Benefits Take Precedence Over Scheduled Distributions Should a Benefit Distribution Date (as defined in Section 1.7) occur that triggers a benefit under Articles 5, 6, 7 or 8, any Annual Deferral Amount that is subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article. Notwithstanding the foregoing, the Committee shall interpret this Section 4.3 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

4.4	Unforeseeable Emergencies.

(a)	If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan, subject to the provisions set forth below.

(b)
The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.

(c)
If the Committee, in its sole discretion, approves a Participant’s petition for payout from the Plan, the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval, and the Participant’s deferrals under the Plan shall be terminated as of the date of such approval.

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(d)
In addition, a Participant’s deferral elections under this Plan shall be terminated to the extent the Committee determines, in its sole discretion, that termination of such Participant’s deferral elections is required pursuant to Treas. Reg. §1.401(k)-1(d)(3) for the Participant to obtain a hardship distribution from an Employer’s 401(k) Plan. If the Committee determines, in its sole discretion, that a termination of the Participant’s deferrals is required in accordance with the preceding sentence, the Participant’s deferrals shall be terminated as soon as administratively practicable following the date on which such determination is made.

(e)
Notwithstanding the foregoing, the Committee shall interpret all provisions relating to a payout and/or termination of deferrals under this Section 4.4 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.

ARTICLE 5
Retirement Benefit

5.1
Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

5.2	Payment of Retirement Benefit.

(a)
A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of up to fifteen (15) years. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such Participant shall be deemed to have elected to receive the Retirement Benefit in a lump sum.

(b)	A Participant may change the form of payment of the Retirement Benefit by submitting an Election Form to the Committee in accordance with the following criteria:

(i)	The election to modify the Retirement Benefit shall have no effect until at least twelve (12) months after the date on which the election is made; and

(ii)	The first Retirement Benefit payment shall be delayed at least five (5) years from the Participant’s originally scheduled Benefit Distribution Date described in Section 1.7(a).

For purposes of applying the requirements above, the right to receive the Retirement Benefit in installment payments shall be treated as the entitlement to a single payment. The Committee shall interpret all provisions relating to changing the Retirement Benefit election under this Section 5.2 in a manner that is consistent with Code Section 409A and related Treasury guidance or Regulations.

The Election Form most recently accepted by the Committee that has become effective shall govern the payout of the Retire-ment Benefit.

(c)
Notwithstanding the foregoing, in the event the Participant’s vested Account Balance at the time of his or her Benefit Distribution Date is less than $50,000, the Participant’s entire vested Account Balance shall be paid to the Participant in a lump sum.

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(d)
The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than sixty (60) days after the first day of each Plan Year following the Plan Year in which the Participant’s first installment payment was distributed.

ARTICLE 6
Termination Benefit

6.1
Termination Benefit. A Participant who experiences a Termination of Employment shall receive, as a Termination Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

6.2	Payment of Termination Benefit. The Termination Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 7
Disability Benefit

7.1
Disability Benefit. Upon a Participant’s Disability, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

7.2	Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 8
Death Benefit

8.1
Death Benefit. The Participant’s Beneficiary(ies) shall receive a Death Benefit upon the Participant’s death prior to payment of all benefits to which the Participant is entitled under the Plan, which will be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as selected by the Committee in its sole discretion.

8.2	Payment of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

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ARTICLE 9
Beneficiary Designation

9.1
Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2
Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received by the Committee or its designated agent.

9.4
No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

9.5
Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

9.6
Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 10
Leave of Absence

10.1
Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, and such leave of absence does not constitute a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6, 7 or 8 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

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10.2
Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employ-ment of the Employer for any reason, and such leave of absence does not constitute a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, such Participant shall continue to be eligible for the benefits provided in Articles 4, 5, 6, 7 or 8 in accordance with the provisions of those Articles. However, the Participant shall be excused from fulfilling his or her Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the unpaid leave of absence is taken. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

10.3
Leaves Resulting in Separation from Service. In the event that a Participant’s leave of absence from his or her Employer does constitute a separation from service, as determined by the Committee in accordance with Code Section 409A and related Treasury guidance and Regulations, the Participant’s vested Account Balance shall be distributed to the Participant in accordance with Article 5 or 6 of this Plan, as applicable.

ARTICLE 11
Termination of Plan, Amendment or Modification

11.1
Termination of Plan. Although each Employer anticipates that it will continue the Plan with respect to its eligible employees for an indefinite period of time, there is no guarantee that any Employer will continue to participate in the Plan or will not terminate its participation the Plan at any time in the future. Accordingly, each Employer reserves the right to Terminate the Plan. Following a Termination of the Plan as to an Employer, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 6, 7 or 8 in accordance with the provisions of those Articles. The Termination of the Plan as to an Employer shall not adversely affect any benefits that accrued under the Plan as of the date of termination. The Company may Terminate the Plan with respect to all Employers. Notwithstanding the foregoing, to the extent permissible under Code Section 409A and related Treasury guidance or Regulations, during the thirty (30) days preceding or within twelve (12) months following a Change in Control an Employer shall be permitted to (i) terminate the Plan by action of its board of directors, and (ii) if so terminated, Employer shall distribute the vested Account Balances to affected Participants in a lump sum no later than twelve (12) months after the Change in Control, provided that all other substantially similar arrangements sponsored by such Employer are also terminated and all balances in such arrangements are distributed within twelve (12) months of the termination of such arrangements.

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11.2	Amendment.

(a)
The Company may, at any time, amend or modify the Plan in whole or in part with respect to that Employer. Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease the value of a Participant's vested Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section 11.2 or Section 12.2 of the Plan shall be effective.

(b)
Notwithstanding any provision of the Plan to the contrary, in the event that the Company determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Code Section 409A, and related Treasury guidance or Regulations, the Company may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Code Section 409A, and related Treasury guidance or Regulations.

11.3
Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

11.4
Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.

ARTICLE 12
Administration

12.1
Committee Duties. Except as otherwise provided in this Article 12, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administra-tion of this Plan, and (ii) decide or resolve any and all ques-tions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant, the Company or related Employers. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked at any time.  Any member or delegate exercising Committee responsibilities and powers under this subsection shall periodically report to the Committee on its exercise thereof and the discharge of such responsibilities.

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12.2
Administration Upon Change In Control. Within one hundred and twenty (120) days following a Change in Control, the individuals who comprised the Committee immediately prior to the Change in Control (whether or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the “Administrator”) to perform any or all of the Committee’s duties described in Section 12.1 above, including without limitation, the power to determine any questions arising in connection with the administration or interpretation of the Plan, and the power to make benefit entitlement determinations. Upon and after the effective date of such appointment, (i) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (ii) the Administrator may only be terminated with the written consent of the majority of Participants with an Account Balance in the Plan as of the date of such proposed termination.

12.3
Agents. In the administration of this Plan, the Committee or the Administrator, as applicable, may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel

12.4
Binding Effect of Decisions. The decision or action of the Committee or Administrator, as applicable, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.5
Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

12.6
Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the compensation of its Participants, the date and circum-stances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 13
Other Benefits and Agreements

13.1
Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

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ARTICLE 14
Claims Procedures

14.1
Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2
Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)
that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 14.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

14.3
Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

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(a)
may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

14.4
Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)
a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

14.5
Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 15
Trust

15.1
Establishment of the Trust. In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan, (the “Trust”).

15.2
Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

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15.3
Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

ARTICLE 16
Miscellaneous

16.1
Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (i) in a manner consistent with that intent, and (ii) in accordance with Code Section 409A and related Treasury guidance and Regulations.

16.2
Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3
Employer's Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4
Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5
Not a Contract of Employment or Service. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to inter-fere with the right of any Employer to discipline or discharge the Participant at any time.

Huron Consulting Group
Deferred Compensation Plan
Master Plan Document

16.6
Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administra-tion of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7
Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9
Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws principles.

16.10
Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Huron Consulting Group Inc.
Attn: Vice President - Human Resources
550 West Van Buren Street, Suite 1700
Chicago, Illinois 60607

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11
Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

16.12
Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.13
Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

Huron Consulting Group
Deferred Compensation Plan
Master Plan Document

16.14
Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15
Court Order. The Committee is authorized to comply with any court order in any action in which the Plan or the Committee has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under the Plan. In addition, if necessary to comply with a qualified domestic relations order, as defined in ERISA, pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee, in its sole discretion, shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse. Notwithstanding the foregoing, the Committee shall interpret the provisions of this Section in a manner that is consistent with Code Section 409A and other applicable tax law.

16.16
Distribution in the Event of Income Inclusion Under 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, the Participant may petition the Committee or Administrator, as applicable, for a distribution of that portion of his or her Account Balance that is required to be included in his or her income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, which amount shall not exceed the Participant's unpaid vested Account Balance under the Plan. If the petition is granted, such distribution shall be made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.

16.17
Deduction Limitation on Benefit Payments. If an Employer reasonably anticipates that the Employer’s deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution from this Plan is deductible, the Employer may delay payment of any amount that would otherwise be distributed from this Plan. Any amounts for which distribution is delayed pursuant to this Section shall continue to be credited/debited with additional amounts in accordance with Section 3.9 above. The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant's death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).

Huron Consulting Group
Deferred Compensation Plan
Master Plan Document

16.18
Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

IN WITNESS WHEREOF, the Company has signed this Plan document as of  July 1, 2006.

“Company”
Huron Consulting Group Inc.
a Delaware corporation

By:    /s/ Mary Sawall
Title: Vice President, Human Resources